Exhibit 99.1

NEWS RELEASE G. Janelle Frost President & CEO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2026 FIRST QUARTER RESULTS

Reports 8.2% Growth in Voluntary Premiums on Policies Written

DeRidder, LA – April 22, 2026 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the first quarter ended March 31, 2026.

	Three Months Ended March 31,
	2026	2025	% Change
	(in thousands, except per share data)
Gross premiums written	$88,500	$83,784	5.6%
Net premiums earned	75,072	68,885	9.0%
Net investment income	6,597	6,652	-0.8%
Net realized gains (losses) on investments (pre-tax)	(3)	2	NM
Net unrealized losses on equity securities (pre-tax)	(1,653)	(3,152)	NM
Net income	8,145	8,949	-9.0%
Diluted earnings per share	$0.43	$0.47	-8.5%
Operating net income	9,453	11,438	-17.4%
Operating earnings per share	$0.50	$0.60	-16.7%
Book value per share	$13.18	$13.69	-3.7%
Net combined ratio	93.2%	89.1%
Return on average equity	13.1%	13.8%

G. Janelle Frost, President and Chief Executive Officer, commented, “AMERISAFE delivered a strong start to 2026, marking our eighth consecutive quarter of growth in both gross premiums written and net premiums earned, with net premiums earned increasing 9.0% during the first quarter. We continued to demonstrate expense discipline, achieving a third consecutive quarter of year over year improvement in the expense ratio. Despite a competitive market environment, we believe our targeted focus on high hazard industries continues to create meaningful opportunities for profitable growth and attractive returns on equity. Our disciplined underwriting approach, strong balance sheet, and consistent capital management—supported by the dedication of our employees—remain central to our strategy. We are confident in our ability to execute our long-term objectives and to deliver reliable value for shareholders while providing exceptional service to small and mid-sized businesses and their workers.”

INSURANCE RESULTS

	Three Months Ended March 31,
	2026	2025	% Change
	(in thousands)
Gross premiums written	$88,500	$83,784	5.6%

Net premiums earned	75,072	68,885	9.0%
Loss and loss adjustment expenses incurred	46,440	40,159	15.6%
Underwriting and certain other operating costs, commissions, salaries and benefits	22,269	20,599	8.1%
Policyholder dividends	1,229	634	93.8%

Underwriting profit (pre-tax)	$5,134	$7,493	-31.5%

Insurance Ratios:
Current accident year loss ratio	72.0%	71.0%
Prior accident year loss ratio	-10.1%	-12.7%

Net loss ratio	61.9%	58.3%
Net underwriting expense ratio	29.7%	29.9%
Net dividend ratio	1.6%	0.9%

Net combined ratio	93.2%	89.1%

•	Voluntary premiums on policies written in the quarter increased 8.2%, compared to the first quarter of 2025, due to strong new business production and solid premium and policy retention.

•	Payroll audits and related premium adjustments contributed $3.7 million to premiums written in the quarter, compared to $5.0 million in the first quarter of 2025.

•

Loss and loss adjustment expenses were reduced by $7.6 million in the quarter due to favorable case reserve development on accident years 2023 and prior, resulting in a net loss ratio of 61.9%, compared to $8.7 million and 58.3%, respectively, in the prior-year quarter.

•

Underwriting expense ratio for the quarter was 29.7%, compared to 29.9% in the first quarter of 2025, reflecting improved operating scale as growth in premium volume and policy count continues to outpace controllable cost increases.

•	Our effective tax rate for the quarter was 19.8%, compared to 20.2% in the prior-year quarter.

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INVESTMENT RESULTS

	Three Months Ended March 31,
	2026	2025	% Change
	(in thousands)
Net investment income	$6,597	$6,652	-0.8%
Net realized gains (losses) on investments (pre-tax)	(3)	2	NM
Net unrealized losses on equity securities (pre-tax)	(1,653)	(3,152)	NM
Pre-tax investment yield	3.4%	3.2%
Tax-equivalent yield (1)	3.9%	3.8%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income decreased 0.8% to $6.6 million for the quarter, driven by lower average investable assets compared to the prior-year period, partially offset by a higher overall book yield and reduced expenses.

•	Net unrealized losses on equity securities were $1.7 million for the quarter, driven by market volatility and lower valuations across the equity portfolio.

•	As of March 31, 2026, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $773.6 million.

CAPITAL MANAGEMENT

During the first quarter of 2026, the Company paid a regular quarterly cash dividend of $0.41 per share on March 20, 2026, representing a 5.1% increase compared to the first quarter of 2025. On April 21, 2026, the Board of Directors of AMERISAFE declared a quarterly cash dividend of $0.41 per share, payable on June 19, 2026, to shareholders of record as of June 12, 2026.

Also during the quarter, the Company repurchased 119,959 shares of its common stock under the Company’s share repurchase program at an average cost of $33.60 per share, including commissions and excise tax, for a total of $4.0 million. Since the inception of its share repurchase program in 2010, the Company has repurchased 2,094,099 shares at an average cost of $27.79 per share, including commissions and excise tax, for a total of $58.2 million. The remaining outstanding share repurchase authorization under the program as of March 31, 2026, was $12.9 million.

Book value per share at March 31, 2026, was $13.18, a decrease of 1.6% from $13.39 at December 31, 2025.

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SUPPLEMENTAL INFORMATION

	Three Months Ended
	March 31,
	2026	2025
Net income	8,145	$8,949
Less:
Net realized gains (losses) on investments	(3)	2
Net unrealized losses on equity securities (pre-tax)	(1,653)	(3,152)
Tax effect (1)	348	661

Operating net income (2)	9,453	$11,438

Average shareholders’ equity (3)	$249,098	$259,077
Less:
Average accumulated other comprehensive loss	(4,441)	(8,072)

Average adjusted shareholders’ equity (2)	$253,539	$267,149

Diluted weighted average common shares	18,863,395	19,154,426
Return on average equity (4)	13.1%	13.8%
Operating return on average adjusted equity (2)	14.9%	17.1%
Diluted earnings per share	$0.43	$0.47
Operating earnings per share (2)	$0.50	$0.60

(1)	The tax effect of net realized gains (losses) on investments and net unrealized losses on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these standard industry financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for April 22, 2026, at 4:30 p.m. Eastern Time to discuss the results for the quarter. To participate in the conference call, dial 786-297-8744 (Conference Code: 5803016) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, services, manufacturing, and maritime. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans, expectations and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance, and include statements regarding management’s current views and expectations of the workers’ compensation insurance market, AMERISAFE’s growth opportunities, underwriting margins and actions by competitors. Investors are cautioned that many of the assumptions upon which these forward-looking statements are based might change after the date the forward-looking statements are made. Actual results may differ materially from the results expressed or implied in the forward-looking statements if the underlying assumptions prove to be incorrect or changes otherwise occur, or as the results of the materialization of risks, uncertainties and other factors impacting the business and operations of the Company, our policyholders or the market value of our investment portfolio. Factors that may affect our results are set forth in the Company’s filings with the SEC, including AMERISAFE’s Annual Report on Form 10-K and as may be further amended by subsequent filings with the SEC. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to update or revise any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes that arise after the date of this release.

Share repurchases may be effected from time to time pursuant to trading plans meeting the requirements of Rule 10b5-1 under the Exchange Act. The share repurchase program does not obligate the Company to repurchase any shares of the Company’s common stock and may be modified, increased, suspended or terminated at the discretion of the Board. The Board’s determination will depend on a variety of factors, including but not limited to, market conditions and applicable regulatory considerations. It is anticipated that any future repurchases will be funded from available capital.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
	(unaudited)
Revenues:
Gross premiums written	$88,500	$83,784
Ceded premiums written	(4,069)	(4,179)

Net premiums written	$84,431	$79,605

Net premiums earned	$75,072	$68,885
Net investment income	6,597	6,652
Net realized gains (losses) on investments	(3)	2
Net unrealized losses on equity securities	(1,653)	(3,152)
Fee and other income	77	210

Total revenues	80,090	72,597

Expenses:
Loss and loss adjustment expenses incurred	46,440	40,159
Underwriting and other operating costs	22,269	20,599
Policyholder dividends	1,229	634
Provision for investment related credit loss benefit	(8)	(16)

Total expenses	69,930	61,376

Income before taxes	10,160	11,221
Income tax expense	2,015	2,272

Net income	$8,145	$8,949

Basic EPS:
Net income	$8,145	$8,949

Basic weighted average common shares	18,759,526	19,036,309
Basic earnings per share	$0.43	$0.47
Diluted EPS:
Net income	$8,145	$8,949

Diluted weighted average common shares:
Weighted average common shares	18,759,526	19,036,309
Restricted stock and RSUs	103,869	118,117

Diluted weighted average common shares	18,863,395	19,154,426
Diluted earnings per share	$0.43	$0.47

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2026	2025
	(unaudited)
Assets
Investments	$739,350	$734,855
Cash and cash equivalents	34,226	61,926
Amounts recoverable from reinsurers	104,802	108,098
Premiums receivable, net	175,210	160,944
Deferred income taxes	18,322	17,572
Deferred policy acquisition costs	22,126	21,085
Other assets	28,923	26,064

	$1,122,959	$1,130,544

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$601,861	$613,583
Unearned premiums	144,862	135,503
Insurance-related assessments	16,774	15,979
Other liabilities	112,865	113,881
Shareholders’ equity	246,597	251,598

Total liabilities and shareholders’ equity	$1,122,959	$1,130,544

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